Exhibit 4.3

INDENTURE OFFICERS’ CERTIFICATE

OF

MARRIOTT INTERNATIONAL, INC.

THE UNDERSIGNED JENNIFER C. MASON AND STEPHANIE N. CARRICK OF MARRIOTT INTERNATIONAL, INC., A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE (THE “COMPANY”), HEREBY CERTIFY PURSUANT TO SECTIONS 102, 201, 301 AND 303 OF THE INDENTURE (THE “INDENTURE”), DATED AS OF NOVEMBER 16, 1998, BETWEEN THE COMPANY AND THE BANK OF NEW YORK MELLON, SUCCESSOR TO JPMORGAN CHASE BANK, N.A. (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK), AS TRUSTEE (THE “TRUSTEE”), THAT THERE IS HEREBY ESTABLISHED A SERIES OF SECURITIES (AS THAT TERM IS DEFINED IN THE INDENTURE), THE TERMS OF WHICH SHALL BE AS FOLLOWS:

A. The designations of the Securities shall be the “5.450% Series LL Notes due 2026” (the “Series LL Notes”) (CUSIP number 571903 BM4).

B. The aggregate principal amount of the Series LL Notes which may be authenticated and delivered under the Indenture (except for Series LL Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon partial redemption of, other Series LL Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for Series LL Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is initially limited to US$450,000,000. The Company may subsequently issue additional securities as part of this series of Securities under the Indenture.

C. Subject to the provisions of Section 307 of the Indenture, interest will be payable to the Person in whose name a Series LL Note (or any predecessor Series LL Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date in respect of such Series LL Note.

D. The principal amount of the Series LL Notes shall be payable in full on September 15, 2026 subject to and in accordance with the provisions of the Indenture.

E. The Series LL Notes shall bear interest at the rate of 5.450% per annum, from September 15, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on March 15 and September 15 of each year, commencing March 15, 2024, until the principal amount of Series LL Notes has been paid or duly provided for. March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, shall be the “Regular Record Date” for interest payable on such Interest Payment Date.

F. The principal of and interest on the Series LL Notes shall be payable at the office or agency of the Trustee maintained for that purpose in New York, New York; provided, however, that payment of interest on a Series LL Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, a Holder may elect to receive payments of interest on a Series LL Note (other than at Maturity) by electronic funds transfer of immediately available funds to an account maintained by such Holder, provided such Holder so elects by giving written notice to a Paying Agent designating such account, no later than the March 1 or September 1 immediately preceding the March 15 or September 15 Interest Payment Date, as the case may be. Unless such designation is revoked by the Holder, any such designation made by such Holder with respect to such Series LL Notes shall remain in effect with respect to any future payments with respect to such Series LL Notes payable to such Holder.

G. The Series LL Notes may be redeemed in whole or in part at any time and from time to time on the terms specified in the Final Prospectus Supplement dated September 13, 2023 relating to the Series LL Notes and the Series MM Notes (as defined below) (the “Prospectus Supplement”). Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Series LL Notes to be redeemed.

H. Upon the occurrence of a change of control repurchase event, unless the Company has exercised its option to redeem the Series LL Notes, the Company will be required to make an offer to purchase the Series LL Notes under the circumstances described and on the terms specified in the Prospectus Supplement.

I. The Company will not be obligated to redeem or purchase the Series LL Notes pursuant to a sinking fund or analogous provisions or at the option of the Holder thereof.

J. The Series LL Notes will be issued in denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof.

K. The payment of the principal of and interest on the Series LL Notes shall be payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

L. The Global Securities shall be in substantially the form attached hereto as Annex A.

M. The Series LL Notes shall be defeasible as provided in Article Thirteen of the Indenture.

N. The Series LL Notes may be issuable in whole or in part in the form of one or more Global Securities. The initial Depositary for such Global Securities shall be The Depository Trust Company.

O. The Series LL Notes will not be Transfer Restricted Securities.

THE UNDERSIGNED JENNIFER C. MASON AND STEPHANIE N. CARRICK OF THE COMPANY HEREBY CERTIFY PURSUANT TO SECTIONS 102, 201, 301 AND 303 OF THE INDENTURE THAT THERE IS HEREBY ESTABLISHED A SERIES OF SECURITIES (AS THAT TERM IS DEFINED IN THE INDENTURE), THE TERMS OF WHICH SHALL BE AS FOLLOWS:

P. The designations of the Securities shall be the “5.550% Series MM Notes due 2028” (the “Series MM Notes”) (CUSIP number 571903 BN2).

Q. The aggregate principal amount of the Series MM Notes which may be authenticated and delivered under the Indenture (except for Series MM Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon partial redemption of, other Series MM Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for Series MM Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is initially limited to US$700,000,000. The Company may subsequently issue additional securities as part of this series of Securities under the Indenture.

R. Subject to the provisions of Section 307 of the Indenture, interest will be payable to the Person in whose name a Series MM Note (or any predecessor Series MM Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date in respect of such Series MM Note.

S. The principal amount of the Series MM Notes shall be payable in full on October 15, 2028 subject to and in accordance with the provisions of the Indenture.

T. The Series MM Notes shall bear interest at the rate of 5.550% per annum, from September 15, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2024, until the principal amount of Series MM Notes has been paid or duly provided for. April 1 and October 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, shall be the “Regular Record Date” for interest payable on such Interest Payment Date.

U. The principal of and interest on the Series MM Notes shall be payable at the office or agency of the Trustee maintained for that purpose in New York, New York; provided, however, that payment of interest on a Series MM Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, a Holder may elect to receive payments of interest on a Series MM Note (other than at Maturity) by electronic funds transfer of immediately available funds to an account maintained by such Holder, provided such Holder so elects by giving written notice to a Paying Agent designating such account, no later than the April 1 or October 1 immediately preceding the April 15 or October 15 Interest Payment Date, as the case may be. Unless such designation is revoked by the Holder, any such designation made by such Holder with respect to such Series MM Notes shall remain in effect with respect to any future payments with respect to such Series MM Notes payable to such Holder.

V. The Series MM Notes may be redeemed in whole or in part at any time and from time to time on the terms specified in the Prospectus Supplement. Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Series MM Notes to be redeemed.

W. Upon the occurrence of a change of control repurchase event, unless the Company has exercised its option to redeem the Series MM Notes, the Company will be required to make an offer to purchase the Series MM Notes under the circumstances described and on the terms specified in the Prospectus Supplement.

X. The Company will not be obligated to redeem or purchase the Series MM Notes pursuant to a sinking fund or analogous provisions or at the option of the Holder thereof.

Y. The Series MM Notes will be issued in denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof.

Z. The payment of the principal of and interest on the Series MM Notes shall be payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

AA. The Global Securities shall be in substantially the form attached hereto as Annex B.

BB. The Series MM Notes shall be defeasible as provided in Article Thirteen of the Indenture.

CC. The Series MM Notes may be issuable in whole or in part in the form of one or more Global Securities. The initial Depositary for such Global Securities shall be The Depository Trust Company.

DD. The Series MM Notes will not be Transfer Restricted Securities.

EE. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this certificate or any document to be signed in connection with this certificate, including by the Trustee, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. For the avoidance of doubt, this Section EE shall be deemed to amend the first paragraph of Section 303 of the Indenture to permit electronic signatures of the Series LL Notes and the Series MM Notes by the officers specified therein and to amend the last paragraph of Section 303 of the Indenture to permit a certificate of authentication by the Trustee to be executed by manual, electronic or facsimile signature and that any Series LL Note or Series MM Note executed, authenticated and delivered in such manner shall be valid and obligatory for all purposes under the Indenture and entitled to the benefits thereunder.

EACH OF THE UNDERSIGNED JENNIFER C. MASON AND STEPHANIE N. CARRICK HEREBY FURTHER CERTIFIES THAT:

FF. Attached hereto as Annex C are true, correct and complete copies of resolutions duly adopted by the Board of Directors of the Company and certified by the Company’s Secretary or Assistant Secretary. Such resolutions have not been amended, modified or rescinded, are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Directors of the Company or by any committee of or designated by the Board of Directors of the Company relating to the offering of the Series LL Notes and the Series MM Notes.

GG. I have read the conditions of Sections 102, 201, 301 and 303 of the Indenture and the definitions relating thereto.

HH. I have examined the Indenture, the attached specimen forms of the Global Securities attached hereto as Annex A and Annex B and the resolutions relating thereto adopted by the Board of Directors of the Company or a committee thereof.

II. In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not the conditions of Sections 102, 201, 301 and 303 of the Indenture relating to the authentication and issuance of the Series LL Notes and the Series MM Notes have been complied with.

JJ. In my opinion, the conditions of Sections 102, 201, 301 and 303 of the Indenture relating to the authentication and issuance of the Series LL Notes and the Series MM Notes have been complied with.

All terms used herein and not defined shall have the meanings set forth in the Indenture.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned have signed this certificate.

Dated: September 15, 2023

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Jennifer C. Mason
Name:	Jennifer C. Mason
Title:	Vice President and Treasurer

By:	/s/ Stephanie N. Carrick
Name:	Stephanie N. Carrick
Title:	Assistant Secretary

[Signature Page to Indenture Officers’ Certificate]